AERO GROW INTERNATIONAL, INC.
LOCK UP AGREEMENT

______________, 2006

Keating Securities, LLC
5251 DTC Parkway, Suite 1090
Greenwood Village, Colorado 80111-2739

Dear Sirs:

The undersigned is a holder of shares of common stock, and/or options, warrants, or other rights to acquire common stock, of Aero Grow International, Inc., a Nevada corporation (the “Company”). The undersigned understands that the Company intends to conduct an offering (the “Offering”) of shares of common stock and common stock purchase warrants, through Keating Securities, LLC (the “Placement Agent”) and one or more other selling agents, to raise a minimum of $5,000,000 and a maximum of $12,000,000 on a best efforts basis. The undersigned recognizes the benefits that the Company will derive from the Offering and enters into this agreement as an inducement, and for and in consideration of the Placement Agent’s willingness to conduct the Offering.

(i) The undersigned may sell or transfer up to 50% of the Securities (defined below) beginning 12 months after the effective date of the Registration Statement (defined below) and 100% of the Securities 18 months after the effective date of the Registration Statement.

(ii) The undersigned will not transfer (as set forth below) any Securities in the Company from the date of this letter until the 12 month anniversary of the effective date of the registration statement that includes the common stock sold in the Offering (“Registration Statement”), directly or indirectly, through an “affiliate” or “associate” (as such terms are defined in the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”)), a family member or otherwise, (i) offer, (ii) sell, (iii) pledge, (iv) hypothecate, (v) grant an option for sale or (vi) otherwise dispose of, or (vii) transfer or grant any rights with respect thereto in any manner (either privately or publicly pursuant to Rule 144 of the General Rules and Regulations under the Securities Act, or otherwise), or (viii) enter into any swap or any other agreement or any hedging transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities (as defined below), whether any such swap or hedging transaction is to be settled by delivery of the Securities, in cash or otherwise, with respect to any and all shares of common stock of the Company or any other securities of the Company, including but not limited to any securities convertible or exchangeable into shares of common stock of the Company or options, warrants or other rights to acquire common stock of the Company directly or indirectly owned or controlled by the undersigned on the date hereof or hereafter acquired by the undersigned pursuant to a stock split, stock dividend, recapitalization or similar transaction (collectively, the “Securities”).

(iii) The undersigned agrees to enter into any agreement required by any state securities authority or any regulatory or other authority (including the American Stock Exchange, Nasdaq or other national stock exchange on which the securities of the Company may be listed or subject to an application for listing), if mutually requested by the Placement Agent and the Company.

(iv) The undersigned may sell or otherwise transfer any or all of their Securities in a private transaction at any time, provided the undersigned provides to the Placement Agent and the Company an agreement of any acquirer of the Securities subject hereto in which the new holder agrees to the same terms as provided in this lock up agreement.

This lock-up agreement does not extend to any Securities of the Company, including common stock, purchased by the undersigned in an open market transaction.

The Securities may be released from this lock-up agreement in such type and number as mutually determined by the Placement Agent and Company. Any release of the Securities of the undersigned may be in conjunction with the release of Securities of other persons subject to similar lock-up agreements. The undersigned understands and agrees that such releases among persons subject to lock-up agreements may be arbitrary as to time, amount and Security.

In addition to the release in the immediately preceding paragraph, if the Company determines additional funding is needed and engages an independent third party to act as an underwriter or placement agent of the Company’s securities for capital raising purposes, of not less than $8,000,000 gross proceeds, by means of either a public offering or private placement (“New Offering”), then the underwriter or placement agent of the New Offering may require the Placement Agent and Company to release from this and similar lock up agreements an amount of Securities not to exceed 10% of that number of the equity securities or underlying equity securities represented by the New Offering, provided further that such released Securities may be included on the public offering registration statement either as additional underwritten securities or as securities being offered by selling shareholders after the public offering or included on any registration statement for securities sold in the private placement. Further, the underwriter or placement agent has the right to designate to the Placement Agent and the Company the Securities to be released from this and similar lock up agreements.

This Agreement shall terminate (i) 18 months after the effective date of the registration statement which includes the shares of the Company’s common stock sold in the Offering, or (ii) in the event the Offering does not close on or before April 30, 2006.

The undersigned hereby agrees to the placement of a legend on the certificates representing the Securities subject to this agreement to indicate the restrictions on resale of the Securities imposed by this agreement and/or the entry of stop transfer orders with the transfer agent and the registrar of the Company's securities against the transfer of the Securities except in compliance with this agreement.

Very truly yours,

_______________________________
(Signature)

________________________________
(Print Name)